MID ATLANTIC MEDICAL SERVICES, INC.

                         Election to Defer Director Fees

To the Secretary of
Mid Atlantic Medical Services, Inc.

In accordance with the Plan for Deferral of Directors' Fees, I hereby elect to defer receipt of fees earned by me for services rendered as a member of the Board of Directors of the Company during the calendar year specified below and thereafter. This election shall be governed by all of the provisions of the Plan.

1. This election shall be effective for the year 2000 and thereafter until changed or terminated by me.

2.      This election shall apply to:

       ( ) All of my Directors' fees.

       ( ) One-half of my Directors' fees.

3.      Earnings on Deferral

        The amount deferred under Section 2, and all amounts previously deferred, shall be credited with earnings as soon as practicable following the date of this election until such amounts are paid to me or my designated beneficiary at the prime rate of interest as periodically adjusted and published in the Wall Street Journal.

4. My deferred fees and all earnings thereon shall become payable on the first day of January following:
      ( ) The date I cease to be a Director.
      ( ) The date I attain my 65th birthday.

      ( ) The later of the date I attain my 65th birthday and the date I cease to be a Director.

5. When payable, my deferred fees and all earnings thereon shall be paid to me:

      ( ) In a lump sum payment. ( ) In a series of five annual installments.

      ( ) In a series of quarterly installments over a five-year period. ( ) In a series of ten annual installments.

      ( ) In a series of quarterly installments over a ten-year period.

      ( ) In a series of annual installments over a period of years equal to my life expectancy for the age when my payments commence, based on the mortality table in effect for actuarial equivalents under the Company Pension Plan at that time.

      ( ) In a series of quarterly installments over a period of years equal to my life expectancy for the age when my payments commence, based on the mortality table in effect for actuarial equivalence under the Company Pension Plan at that time.

6. I designate my beneficiary to receive any deferred fees and all earnings thereon unpaid at my death:

      (Name)

      (Address)

I understand that this election will remain in effect indefinitely, subject to my right to terminate it at any time as to fees earned after the filing of notice of termination, or to change my selections in paragraph 2, 4 and 5 hereof with respect to fees earned during succeeding calendar years. I also understand that this election is irrevocable as to fees earned while it is in effect, but that I may change or revoke the beneficiary designation at any time and from time to time, effective as to all deferred fees and all earnings thereon.

Please acknowledge receipt of this election by signing the enclosed copy and returning it to me.

                                            (Signature)


                                            (Date)
The foregoing election was filed with me on
                                             ---------------------------
                                                   Secretary